Exhibit 99.1

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600

MicroStrategy Announces

Second Quarter 2016 Financial Results

TYSONS CORNER, Va., July 28, 2016 - MicroStrategy® Incorporated (Nasdaq: MSTR), a leading worldwide provider of enterprise software platforms, today announced financial results for the three-month period ended June 30, 2016 (the second quarter of its 2016 fiscal year).

Second quarter 2016 revenues were $123.1 million versus $132.9 million for the second quarter of 2015, a 7% decrease. Product licenses and subscription services revenues for the second quarter of 2016 were $31.2 million versus $36.4 million for the second quarter of 2015, a 14% decrease. Product support revenues for the second quarter of 2016 were $71.5 million versus $70.7 million for the second quarter of 2015, a 1% increase. Other services revenues for the second quarter of 2016 were $20.5 million versus $25.8 million for the second quarter of 2015, a 21% decrease. Foreign currency headwinds continued to have a negative impact on revenues for the second quarter of 2016.

Operating expenses for the second quarter of 2016 were $78.0 million versus $72.3 million for the second quarter of 2015, an 8% increase. In addition, MicroStrategy did not capitalize any software development costs during the second quarter of 2016, as compared to $4.2 million in software development costs capitalized during the second quarter of 2015.

Income from operations for the second quarter of 2016 was $21.1 million, as compared to income from operations of $34.8 million for the second quarter of 2015. Net income for the second quarter of 2016 was $18.9 million, or $1.64 per share on a diluted basis, as compared to net income of $22.5 million, or $1.95 per share on a diluted basis, for the second quarter of 2015.

Non-GAAP income from operations, which excludes share-based compensation expense and restructuring costs, was $24.7 million for the second quarter of 2016 versus $39.2 million for the second quarter of 2015. The tables at the end of this press release include a reconciliation of income from operations to non-GAAP income from operations for the three months ended June 30, 2016 and 2015. An explanation of this non-GAAP measure is also included under the heading “Non-GAAP Financial Measure” below.

As of June 30, 2016, MicroStrategy had cash and cash equivalents and short-term investments of $550.1 million, as compared to $485.7 million as of December 31, 2015, an increase of $64.4 million. As of June 30, 2016, MicroStrategy had 9.4 million shares of class A common stock and 2.0 million shares of class B common stock outstanding.

Conference Call

MicroStrategy will be discussing its second quarter 2016 financial results on a conference call today beginning at approximately 5:00 p.m. EDT. To access the conference call, dial (844) 824-7425 (domestically) or (716) 220-9429 (internationally) and use conference ID 18176166. A live webcast and replay of the conference call will be available under the “Events” section on MicroStrategy’s investor relations website at http://ir.microstrategy.com/events.cfm. The replay will be available beginning approximately two hours after the call concludes until August 4, 2016 at (855) 859-2056 (domestically) or (404) 537-3406 (internationally) using the passcode 18176166. An archived webcast will also be available under the “Events” section on MicroStrategy’s investor relations website at http://ir.microstrategy.com/events.cfm.

MicroStrategy 10.4™ Unlocks More Computing Power and Introduced Work Fencing

In June 2016, MicroStrategy announced the general availability of MicroStrategy 10.4, the latest update to the Company’s MicroStrategy 10™ platform. The release makes MicroStrategy 10 faster and easier to use, with new features spanning analytics, mobility and security.

To further enhance the platform, version 10.4 doubled the capacity of server clusters to eight nodes, helping to ensure enterprises are equipped to roll out and scale applications to large user populations. The new release also facilitates faster performance for specific user groups, critical batch processes and ad-hoc query activity with a new feature called work fencing. MicroStrategy Mobile™ added AppConfig to its library of supported Enterprise Mobility Management (EMM) deployment choices, giving customers a robust set of natively integrated EMM choices.

Doubled Capacity of Server Clusters to Eight Nodes

MicroStrategy 10.4 unlocks more computing power for analytical applications, letting enterprise customers incrementally expand the number of servers in a cluster to up to eight nodes—double the overall capacity of previous versions. MicroStrategy customers have the freedom to consolidate multiple production environments or incrementally increase user capacity. With the new release, there are more opportunities to significantly improve performance at a very low cost by easily extending the deployment across additional nodes.

New Work Fencing Feature

Most notably, version 10.4 introduced work fencing, which allows organizations to control and manage large environments more effectively, and allows administrators to draw more power from existing MicroStrategy Server™ clusters. Work fencing optimizes the use of server resources and helps ensure that dedicated computing power is available to support specific users, user groups or tasks.

The new feature lets administrators assign fences to select nodes within a server cluster that perform specific tasks, so the organization can execute heavy batch jobs and high-volume, scheduled subscriptions without risking system stability or interrupting the experience of other users. This feature is designed to allow for fast performance and availability at all times, and to enable users to not have to compete for resources. With user fencing, another new feature in version 10.4, organizations can dedicate select server nodes to priority users, such as CXOs and high-profile customers, so they always experience sub-second response times.

Work fencing also makes it possible to optimize overall server performance, so organizations can draw more power without having to purchase new environments. “Built for the enterprise, MicroStrategy 10.4 delivers a powerful combination of larger clusters and work fencing. This enables customers to deploy more users and types of applications on a single platform, while still helping to ensure the highest quality of service for mission-critical systems,” said Tim Lang, CTO, MicroStrategy Incorporated. “I am also excited about the many enhancements we have made in version 10.4 to simplify the application creation and consumption experience.”

Other exciting new features in version 10.4 include:

•	Thresholding on Attributes: Users can include threshold-based highlighting on attribute elements. This is in addition to being able to apply thresholds on metric values, which is available for both report services and dashboards. This extends out to third-party custom visualizations as well, so designers can create custom D3 plug-ins that include thresholding for attributes.

•	Smart Defaults for Data Discovery: Analysts can rely on smart defaults to automatically format visualizations for the best appearance. Analysts can spend less time tidying up dashboards since the defaults are based on improved rules for visualizations.

•	EMM Support via AppConfig for iOS: In addition to native integration support with AirWatch®, MobileIron and Good Dynamics™, MicroStrategy 10.4 provides native integration to configure and secure iOS apps based on AppConfig guidelines. The integration with AppConfig results in more consistent, open and simple ways to configure and secure mobile apps.

•	Improved Native Android™ Mobile Client: MicroStrategy 10.4 delivers increased functionality in its Android mobile client, introducing integration with push notifications and support for D3 visualizations.

•	New Big Data Drivers: Version 10.4 includes updated drivers that allow customers to leverage the latest big data sources, while minimizing run time for analytics. Updated drivers are available for Hive, Presto and Microsoft Access®. Additionally, version 10.4 also certifies Spark SQL 1.6, MemSQL 4.x and SAP Hana® 11.

MicroStrategy 10.4 also introduced several new features for Usher™:

•	Mac® Computer Lock: In the first quarter of 2016, MicroStrategy released the ability to unlock a Mac computer using Bluetooth® proximity-based detection from a smartphone. In the second quarter of 2016, we introduced the ability to lock a Mac based on the same proximity-based detection. This capability provides enhanced user security by enabling a user to lock a computer when she picks up her phone and walks away from her computer. And of course, when the user comes back to her desk, Usher can unlock the computer.

•	Frictionless Single Sign-on for Applications: In furtherance of our goal to provide a seamless user experience, we enhanced Usher logical access to enable Single Sign-on to web applications. Once a user has logged on using Usher, she can directly access Usherized applications like Rally and Salesforce® using the Usher credentials as an extension of her identity without having to input application-specific credentials. This process helps to ensure that access to web applications is simple while also being secure.

•	Real-time Telemetry Services: One of the critical development goals for Usher has been to enable more real-time visibility to Usher-enabled telemetry. As part of MicroStrategy 10.4, Usher ships as standard a new ETL model that allows for Usher to provide streaming insight on a wide variety of use cases and business needs that require real-time decision-making at scale.

July 2016 Symposium Series Provided Learning Opportunities for Users in North America, Europe, the Middle East and Asia

Also in June 2016, MicroStrategy announced its next 20 Symposium locations. Each one-day event, which took place in July in cities across North America, Europe, the Middle East and Asia, demonstrated MicroStrategy 10.4’s functionality during an executive keynote, followed by a day filled with 12 to 16 breakout sessions and hands-on workshops that covered new content spanning industry solutions, analytics, mobility and security. For:

•	Industry Solutions, attendees learned how MicroStrategy 10 can help organizations in retail, banking, higher education, healthcare, manufacturing & CPG, facilities, sales and municipal government change the way they do business.

•	Analytics, attendees heard how enterprise data discovery delivers trusted analytics to decentralized teams and departments, how organizations can draw value from big data sources and use predictive analytics with R, and how end users can create stunning visualizations with D3.

•	Mobility, attendees learned about mobile analytics, mobile productivity apps, and custom mobile app development for end users; and

•	Security, attendees heard how organizations can provide employees with access to physical and logical assets.

Symposium attendees learned about the latest version of MicroStrategy 10 – MicroStrategy 10.4 – which features new updates in analytics, mobility and security that make the platform faster and easier to use.

MicroStrategy’s Symposium Series offered IT and business users an opportunity to network, take workshops, and hear about real-world applications for MicroStrategy 10 from MicroStrategy customers such as Boston Children’s Hospital, Coach, Colis Privé, Dallas/Fort Worth International Airport, Huntington National Bank, IM Associates, Jabil Circuit, LifeWay Christian Resources, Parallon, Saint-Gobain Abrasives, Sutter Health and T-Systems International.

The July 2016 Symposium Series featured topics on analytics and mobile applications in retail, banking, higher education, healthcare and other sectors being transformed by big data.

“Today, companies are creating data at an explosive rate, and business intelligence isn’t as much a choice as it is a necessity, since companies need to uncover insights and make informed, fact-driven decisions,” said Michael J. Saylor, CEO, MicroStrategy Incorporated, who keynoted many of the July events and spoke alongside other MicroStrategy executives. “Our Symposium events connect customers to each other to share best practices, hear the latest thinking in big data, and bring home valuable lessons and ideas that move the needle in BI.”

Usher’s Built-in Integrations with Numerous Industry-leading Physical Access Control Systems

In April 2016, MicroStrategy announced that Usher delivers improved identity assurance and simplified physical and logical access control by including Usher gateways that are pre-integrated with multiple leading physical access control systems (PACS). At the ISC West trade show that was held in Las Vegas, NV in April, MicroStrategy conducted demonstrations of Usher, including its beacon technology and converged analytics dashboard, and provided a live video feed of an Usher physical access implementation.

Usher’s integration with leading PACS gateways has been proven in customer implementations with existing installed PACS. An Usher API adapter is also available for custom integrations. MicroStrategy expects to include built-in integration with additional name-brand PACS partners in the coming months, along with the completion of key PACS certifications.

Leveraging smartphones and tablets, FIPS 140-2 PKI, QR codes, Bluetooth (BLE) and NFC, along with WiFi and cellular communications, Usher is designed to deliver a safe, secure alternative to passwords, passcards, hardware tokens and other legacy approaches to meld physical and logical access and security in one solution that is backed by market-leading analytics.

“We never leave home without our trusted mobile companions, so why not take advantage of their flexibility and horsepower?” said Mr. Saylor. “Usher provides a secure, common-use platform to satisfy the needs of both physical and logical access control, including security analytics. The proper enforcement of access privileges is easy and secure, as our growing list of Fortune 1000 Usher customers proves.”

Regarding physical access, Usher:

•	is a federated solution that is designed to ensure facility and security managers stay in control of policy management and user authorization via PACS and other existing tools;

•	operates seamlessly alongside legacy passcards to support blended environments;

•	delivers full-featured analytics tools and dashboards to optimize business operations and help detect and prevent fraud;

•	enables real-time user messaging and alerts to report actionable intelligence and improve user safety; and

•	provides a copy of all access enforcement logs to the PACS to maintain centralized reporting.

MicroStrategy 10.4 with Usher software can be installed and configured on-premise in a large enterprise, including securely interfacing with an Active/OpenLDAP Directory and a PACS, and securely issuing badges to users, VIPs and visitors. Usher’s incorporation of optional biometric, geo-fencing, telemetry and peer-to-peer verification features enable organizations to implement more sophisticated programs and deliver personalized user experiences. Usher’s capabilities are backed by MicroStrategy’s world-class enterprise analytics.

MicroStrategy Showcased Usher Digital Badges for Converged Systems Access and Real-time User Behavior Analytics

In June 2016, MicroStrategy demonstrated Usher digital badges for converged systems access and real-time user behavior analytics at the Gartner Security & Risk Management Summit at the Gaylord Hotel in National Harbor, MD. Summit attendees learned about Usher’s new features for the digital enterprise.

“Usher provides a frictionless user experience and a rich set of telemetry data about access intelligence to allow organizations to lock down their enterprise IT applications and physical facilities,” said Mr. Saylor. “Mitigating risk should be an integral part of every organization’s strategic priorities. We believe Usher is the answer for organizations and institutions to boost their security posture, manage digital risk and eliminate unnecessary expenditures.”

With Usher’s real-time analytics and communication capabilities, enterprise facility and security managers can respond faster and smarter to incidents and emergencies by communicating, monitoring and tracking users in real-time. Usher leverages inexpensive and low-power Bluetooth beacons to communicate with Usher-configured mobile devices. When an Usher user is within range of a configured beacon, the Usher app receives a notice from the beacon and captures the user’s location data in MicroStrategy Analytics™. This extremely valuable information can be used by administrators to better understand user behavior, improve the organization’s security posture, respond more effectively to urgent business demands and act during time-sensitive emergency situations.

Non-GAAP Financial Measure

MicroStrategy is providing a supplemental financial measure for income from continuing operations that excludes the impact of share-based compensation arrangements and restructuring activities. This financial measure is not a measurement of financial performance under generally accepted accounting principles in the United States (“GAAP”) and, as a result, this financial measure may not be comparable to similarly titled measures of other companies. Management uses this non-GAAP financial measure internally to help understand, manage and evaluate business performance and to help make operating decisions. MicroStrategy believes that this non-GAAP financial measure is also useful to investors and analysts in comparing its performance across reporting periods on a consistent basis because it excludes a significant non-cash expense that MicroStrategy believes is not reflective of its general business performance and restructuring charges that we believe are not reflective of ongoing operating results. In addition, accounting for share-based compensation arrangements requires significant management judgment and the resulting expense could vary significantly in comparison to other companies. Therefore, MicroStrategy believes the use of this non-GAAP financial measure can also facilitate comparison of MicroStrategy’s operating results to those of its competitors.

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy (Nasdaq: MSTR) is a leading worldwide provider of enterprise software platforms. The Company’s mission is to provide enterprise analytics, mobility and security platforms that are flexible, powerful, scalable and user-friendly. To learn more, visit MicroStrategy online, and follow us on Facebook and Twitter.

MicroStrategy, MicroStrategy 10, MicroStrategy 10.4, MicroStrategy Mobile, MicroStrategy Server, MicroStrategy Analytics and Usher are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the extent and timing of market acceptance of MicroStrategy’s new offerings, including MicroStrategy 10.4; the impact on our business of the restructuring plan we adopted in the third quarter of 2014; the Company’s ability to recognize revenue or deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s other products in the marketplace; fluctuations in tax benefits or provisions; the timing of significant orders; delays in or the inability of the Company to develop or ship new products; competitive factors; general economic conditions, including economic uncertainty in the retail industry, in which the Company has a significant number of customers; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MSTR-F

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues
Product licenses	$23,459	$29,366	$45,858	$50,123
Subscription services	7,782	7,074	15,136	13,739

Total product licenses and subscription services	31,241	36,440	60,994	63,862
Product support	71,451	70,747	139,948	140,052
Other services	20,450	25,753	41,215	52,897

Total revenues	123,142	132,940	242,157	256,811

Cost of revenues
Product licenses	2,322	1,906	4,458	3,215
Subscription services	3,356	3,346	6,448	6,725

Total product licenses and subscription services	5,678	5,252	10,906	9,940
Product support	3,687	3,224	6,960	6,560
Other services	14,736	17,436	29,058	36,510

Total cost of revenues	24,101	25,912	46,924	53,010

Gross profit	99,041	107,028	195,233	203,801

Operating expenses
Sales and marketing	37,702	36,219	74,279	72,739
Research and development	19,160	14,864	36,735	30,262
General and administrative	21,092	21,103	43,311	43,228
Restructuring costs	8	90	33	175

Total operating expenses	77,962	72,276	154,358	146,404

Income from operations	21,079	34,752	40,875	57,397
Interest income, net	539	11	942	13
Other income (expense), net	1,755	(2,915)	87	1,835

Income before income taxes	23,373	31,848	41,904	59,245
Provision for income taxes	4,489	9,381	8,748	16,318

Net income	$18,884	$22,467	$33,156	$42,927

Basic earnings per share (1):	$1.65	$1.98	$2.90	$3.79

Weighted average shares outstanding used in computing basic earnings per share	11,428	11,349	11,418	11,335

Diluted earnings per share (1):	$1.64	$1.95	$2.88	$3.74

Weighted average shares outstanding used in computing diluted earnings per share	11,523	11,510	11,499	11,482

(1)	Basic and fully diluted earnings per share for class A and class B common stock are the same.

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	June 30,	December 31,
	2016	2015*
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$347,389	$292,341
Restricted cash	643	618
Short-term investments	202,697	193,320
Accounts receivable, net	54,887	68,154
Prepaid expenses and other current assets	15,414	10,881

Total current assets	621,030	565,314
Property and equipment, net	61,501	65,664
Capitalized software development costs, net	11,949	15,855
Deposits and other assets	6,077	2,072
Deferred tax assets, net	9,072	7,989

Total Assets	$709,629	$656,894

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$27,524	$31,840
Accrued compensation and employee benefits	40,410	40,067
Accrued restructuring costs	25	56
Deferred revenue and advance payments	121,162	100,695

Total current liabilities	189,121	172,658
Deferred revenue and advance payments	11,372	8,995
Other long-term liabilities	19,476	19,943
Deferred tax liabilities	15	17

Total Liabilities	219,984	201,613

Stockholders’ Equity
Preferred stock undesignated, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.001 par value; 330,000 shares authorized; 15,801 shares issued and 9,396 shares outstanding, and 15,771 shares issued and 9,366 shares outstanding, respectively	16	16
Class B convertible common stock, $0.001 par value; 165,000 shares authorized; 2,035 shares issued and outstanding, and 2,035 shares issued and outstanding, respectively	2	2
Additional paid-in capital	536,689	534,651
Treasury stock, at cost; 6,405 shares	(475,184)	(475,184)
Accumulated other comprehensive loss	(8,238)	(7,408)
Retained earnings	436,360	403,204

Total Stockholders’ Equity	489,645	455,281

Total Liabilities and Stockholders’ Equity	$709,629	$656,894

*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended
	June 30,
	2016	2015
	(unaudited)	(unaudited)
Operating activities:
Net income	$33,156	$42,927
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,832	10,316
Bad debt expense	523	461
Unrealized net loss on foreign currency forward contracts	—	1,641
Non-cash restructuring costs and adjustments	—	(127)
Deferred taxes	(2,537)	13,308
Release of liabilities for unrecognized tax benefits	—	(61)
Share-based compensation expense	5,075	7,957
Excess tax benefits from share-based compensation arrangements	(1,208)	(963)
Changes in operating assets and liabilities:
Accounts receivable	12,876	19,658
Prepaid expenses and other current assets	(3,455)	1,372
Deposits and other assets	(2,070)	292
Accounts payable and accrued expenses	(4,387)	(8,624)
Accrued compensation and employee benefits	(148)	(6,225)
Accrued restructuring costs	(33)	(1,754)
Deferred revenue and advance payments	21,382	13,625
Other long-term liabilities	(1,458)	(1,770)

Net cash provided by operating activities	66,548	92,033
Investing activities:
Proceeds from redemption of short-term investments	152,820	171,500
Purchases of property and equipment	(935)	(3,254)
Purchases of short-term investments	(161,818)	(199,636)
Capitalized software development costs	—	(9,598)
Increase in restricted cash	(9)	(21)

Net cash used in investing activities	(9,942)	(41,009)
Financing activities:
Proceeds from sale of class A common stock under exercise of employee stock options	1,157	5,439
Payment of taxes relating to net exercise of employee stock options	(3,739)	—
Excess tax benefits from share-based compensation arrangements	1,208	963
Payments on capital lease obligations and other financing arrangements	(1,220)	(216)

Net cash (used in) provided by financing activities	(2,594)	6,186
Effect of foreign exchange rate changes on cash and cash equivalents	1,036	(2,983)

Net increase in cash and cash equivalents	55,048	54,227
Cash and cash equivalents, beginning of period	292,341	146,919

Cash and cash equivalents, end of period	$347,389	$201,146

MICROSTRATEGY INCORPORATED

REVENUE AND COST OF REVENUE DETAIL

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues
Product licenses and subscription services:
Product licenses	$23,459	$29,366	$45,858	$50,123
Subscription services	7,782	7,074	15,136	13,739

Total product licenses and subscription services	31,241	36,440	60,994	63,862

Product support	71,451	70,747	139,948	140,052
Other services:
Consulting	18,142	23,753	36,628	48,457
Education	2,308	2,000	4,587	4,440

Total other services	20,450	25,753	41,215	52,897

Total revenues	123,142	132,940	242,157	256,811

Cost of revenues
Product licenses and subscription services:
Product licenses	2,322	1,906	4,458	3,215
Subscription services	3,356	3,346	6,448	6,725

Total product licenses and subscription services	5,678	5,252	10,906	9,940

Product support	3,687	3,224	6,960	6,560
Other services:
Consulting	13,367	16,656	26,400	34,803
Education	1,369	780	2,658	1,707

Total other services	14,736	17,436	29,058	36,510

Total cost of revenues	24,101	25,912	46,924	53,010

Gross profit	$99,041	$107,028	$195,233	$203,801

MICROSTRATEGY INCORPORATED

DEFERRED REVENUE DETAIL

(in thousands)

	June 30,	December 31,	June 30,
	2016	2015*	2015
	(unaudited)		(unaudited)
Current:
Deferred product licenses revenue	$12,710	$13,506	$12,525
Deferred subscription services revenue	14,704	15,763	12,362
Deferred product support revenue	150,361	158,738	146,194
Deferred other services revenue	8,573	9,149	6,737

Gross current deferred revenue and advance payments	186,348	197,156	177,818
Less: unpaid deferred revenue	(65,186)	(96,461)	(58,045)

Net current deferred revenue and advance payments	$121,162	$100,695	$119,773

Non-current:
Deferred product licenses revenue	$10,655	$5,397	$6,714
Deferred subscription services revenue	1,959	2,138	463
Deferred product support revenue	6,796	7,607	8,147
Deferred other services revenue	666	795	1,537

Gross non-current deferred revenue and advance payments	20,076	15,937	16,861
Less: unpaid deferred revenue	(8,704)	(6,942)	(6,552)

Net non-current deferred revenue and advance payments	$11,372	$8,995	$10,309

Total current and non-current:
Deferred product licenses revenue	$23,365	$18,903	$19,239
Deferred subscription services revenue	16,663	17,901	12,825
Deferred product support revenue	157,157	166,345	154,341
Deferred other services revenue	9,239	9,944	8,274

Gross current and non-current deferred revenue and advance payments	206,424	213,093	194,679
Less: unpaid deferred revenue	(73,890)	(103,403)	(64,597)

Net current and non-current deferred revenue and advance payments	$132,534	$109,690	$130,082

*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of non-GAAP income from operations:
Income from operations	$21,079	$34,752	$40,875	$57,397
Share-based compensation expense	3,571	4,360	5,075	7,957
Restructuring costs	8	90	33	175

Non-GAAP income from operations	$24,658	$39,202	$45,983	$65,529

MICROSTRATEGY INCORPORATED

WORLDWIDE EMPLOYEE HEADCOUNT

	June 30,	September 30,	December 31,	March 31,	June 30,
	2015	2015	2015	2016	2016
Subscription services	37	33	37	37	39
Product support	130	127	131	135	156
Consulting	508	480	467	455	452
Education	25	27	28	31	31
Sales and marketing	515	507	513	531	541
Research and development	508	464	461	499	532
General and administrative	303	301	310	317	314

Total headcount	2,026	1,939	1,947	2,005	2,065